Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Surf Air Mobility Inc. of our report dated March 29, 2024 relating to the financial statements which appears in Surf Air Mobility Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 14, 2024